UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2006

MasterCard Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-32877	13-4172551
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Purchase Street Purchase, New York	10577
(Address of principal executive offices)	(Zip Code)

(914) 249-2000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On May 22, 2006, the group of purported class plaintiffs in the In re Payment Card Interchange Fee and Merchant Discount Antitrust Litigation sought leave of the U.S. District Court for the Eastern District of New York to file a Supplemental Complaint purporting to supplement the claims previously asserted by them in their First Consolidated Amended Complaint. The group seeks leave to supplement their claims to allege that MasterCard’s proposed initial public offering and certain agreements entered into between MasterCard and its member banks in connection with MasterCard’s proposed initial public offering (1) violate Section 7 of the Clayton Act because their effect allegedly may be to substantially lessen competition, (2) violate Section 1 of the Sherman Act because they allegedly constitute an unlawful combination in restraint of trade and (3) constitute a fraudulent conveyance because the member banks are allegedly attempting to release without adequate consideration from the member banks MasterCard’s right to assess the member banks for MasterCard’s litigation liabilities in these interchange-related litigations and in other antitrust litigations pending against it.

Separately, based upon litigation developments and settlement negotiations, and pursuant to Statement of Financial Accounting Standards No. 5, “Accounting for Contingencies,” MasterCard has recorded $500,000 of legal reserves for the PSW Inc. v Visa U.S.A., Inc., MasterCard International Incorporated, et. al merchant chargeback-related litigation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTERCARD INCORPORATED

Date: May 23, 2006	By	/s/ Noah J. Hanft
Noah J. Hanft
General Counsel and Corporate Secretary